Exhibit 23.1

   中正達會計師事務所

   Centurion ZD CPA & Co.

   Certified Public Accountants (Practising)

Unit 1304, 13/F, Two Harbourfront, 22 Tak Fung Street, Hunghom, Hong Kong.

香港 紅磡 德豐街22號 海濱廣場二期 13樓1304室

Tel 電話: (852) 2126 2388 Fax 傳真: (852) 2122 9078

Email 電郵: info@czdcpa.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of our report dated May 14, 2020, relating to the consolidated financial statements of CBAK Energy Technology, Inc. and its subsidiaries (collectively the “Company”) (which report expresses an unqualified opinion with an emphasis paragraph on the substantial doubt about the Company’s ability to continue as a going concern), which appears in the Annual Report on Form 10-K of the Company for the year ended December 31, 2019, filed with the Securities and Exchange Commission.

We also consent to the reference of our Firm under the caption “Experts” in such Registration Statement.

/s/ Centurion ZD CPA & Co.

Centurion ZD CPA & Co.

Hong Kong, China

February 22, 2021